UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2018
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Market Street, 29th Floor
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

On January 23, 2018, the Board of Directors (the “Board”) of Sunrun Inc. (the “Company”) appointed Alan Ferber to the Board effective February 1, 2018. Mr. Ferber will serve as a Class I director and will stand for reelection at the 2019 annual meeting of stockholders. Mr. Ferber will serve as a member of the Company’s Nominating and Corporate Governance Committee.

Since January 2017, Mr. Ferber has served as the Chief Executive Officer of Jackson Hewitt Tax Service Inc., a provider of tax preparation services. Prior to joining Jackson Hewitt, Mr. Ferber was President of the residential home security business of ADT, a home and business security company, from 2013 until 2016. He also previously held the role of Senior Vice President and Chief Customer Officer for ADT. His other experience includes holding several executive leadership positions at US Cellular, a telecommunications company, from 2001 until 2012 including serving as Executive Vice President and Chief Operations Officer, Chief Strategy and Brand Officer.

Mr. Ferber holds a Bachelor of Arts in Economics from the University of Michigan, and a Masters in Business Administration from the Kellogg School of Management at Northwestern University.

On January 23, 2018, the Board also appointed Mary Powell to the Board effective February 1, 2018. Ms. Powell will serve as a Class II director and will stand for reelection at the 2020 annual meeting of stockholders. Ms. Powell will serve as a member of the Company’s Compensation Committee.

Since 2008, Ms. Powell has served as the President and Chief Executive Officer of Green Mountain Power Corporation, an electric services company. Her previous roles at Green Mountain Power Corporation include Senior Vice President and Chief Operations Officer, and Senior Vice President, Customer and Organizational Development.

Ms. Powell holds a Bachelor’s degree from Keene State College.

There are no arrangements or understandings between Mr. Ferber or Ms. Powell and any person pursuant to which Mr. Ferber and Ms. Powell were appointed directors of the Company.

In connection with their appointments, Mr. Ferber and Ms. Powell will each enter into the Company’s standard form of director indemnification agreement and will receive the Company’s standard compensation for non-employee directors pursuant to the Company’s Non-Employee Director Pay Policy.

A copy of the press release announcing the appointment of Mr. Ferber and Ms. Powell to the Board is furnished hereto as Exhibit 99.1.

Resignation of Director

On January 19, 2018, Rich Wong notified the Company of his resignation from the Board effective March 1, 2018. Mr. Wong’s decision to resign was not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Sunrun Inc. dated January 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Mina Kim
Mina Kim General Counsel

Date: January 25, 2018